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                                                                     Exhibit 23

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-51989, 33-32033, 333-16463, 333-16445) of
Minnesota Power & Light Company of our report dated January 26, 1998 appearing on page 17 of Minnesota Power & Light Company's Current Report on Form 8-K, dated February 20, 1998.

We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 33-51941, 33-50143, 333-07963, 333-13445, 333-02109, 333-20745, 33-45551) of Minnesota Power & Light
Company of our report dated January 26, 1998 appearing on page 17 of Minnesota Power & Light Company's Current Report on Form 8-K, dated February 20, 1998.

PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP
Minneapolis, Minnesota
February 20, 1998